CUSIP No. 483497103	Page 10 of 10

Exhibit A

AGREEMENT REGARDING THE JOINT FILING OF

SCHEDULE 13D

The undersigned, being duly authorized thereunto, hereby execute this agreement as an exhibit to this Schedule 13D to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Schedule jointly on behalf of each such party.

Date: October 20, 2017

LONGWOOD FUND II, L.P.

By:	Longwood Fund II GP, LLC, its general partner

By:	/s/ Christoph Westphal, M.D., Ph.D.
Manager

LONGWOOD FUND II GP, LLC

By:	/s/ Christoph Westphal, M.D., Ph.D.
Manager

CHRISTOPH WESTPHAL, M.D., PH.D.

By:	/s/ Christoph Westphal, M.D., Ph.D.
Christoph Westphal, M.D., Ph.D.

RICHARD ALDRICH

By:	/s/ Richard Aldrich
Richard Aldrich